UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 3, 2013

Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Moffett Park Drive, Sunnyvale, CA 94089
(Address of principal executive offices)

Registrant's telephone number, including area code: (408) 548-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On September 6, 2016, Finisar Corporation (the “Company”) held its annual meeting of stockholders. At the annual meeting, the following matters were submitted to a vote of the Company's stockholders, with the voting results set forth below.

1.	The Company's stockholders elected the following two persons to serve as Class II directors, to hold office for three-year terms:

Name	For	Withheld	Broker Non-Votes
Jerry S. Rawls	80,858,133	2,561,543	14,083,706
Robert N. Stephens	81,589,200	1,830,476	14,083,706

2.	The Company's stockholders ratified the appointment of BDO USA, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending April 30, 2017:

Votes For:	97,382,156
Votes Against:	73,425
Abstain:	47,801
Broker Non-Votes:	—

3.
The Company's stockholders approved a non-binding advisory resolution regarding the compensation of the Company's named executive officers, as disclosed in the Company's proxy statement for the annual meeting:

Votes For:	61,324,871
Votes Against:	22,009,876
Abstain:	84,929
Broker Non-Votes:	14,083,706

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Christopher E. Brown
Christopher E. Brown
Executive Vice President and Chief Counsel

Date:	September 9, 2016